SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 24, 2002

AGCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12930	58-1960019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4205 River Green Parkway, Duluth, Georgia	30096

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 813-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 24, 2002, the Board of Directors of AGCO Corporation (the “Company”), upon recommendation of its Audit Committee, voted to dismiss its independent public accountants, Arthur Andersen LLP (“Arthur Andersen”), and to engage the services of KPMG LLP (“KPMG”) to serve as the Company’s independent public accountants for the Company’s 2002 fiscal year, effective immediately.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen’s letter, dated April 30, 2002, stating its agreement with such statements.

     During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

     (c)    Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 30, 2002, regarding change in certifying accountant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION
(Registrant)

Dated: April 30, 2002	By:	/s/ Donald R. Millard

Donald R. Millard
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 30, 2002, regarding change in certifying accountant.

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